Exhibit 10.6

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

PRIMUS THERAPEUTICS, INC.

 PROMISSORY NOTE

Principal Amount: U.S. $[ ]	Issuance Date: [ ] [ ], 201_
Interest Rate: 12% per annum	Maturity Date: [ ] [ ], 201_

FOR VALUE RECEIVED, PRIMUS THERAPEUTICS, INC., a Delaware corporation (the “Company”) hereby promises to pay to the order of [Lender] or his permitted assigns (the “Holder”) the Principal Amount of this Note upon the Maturity Date (as specified above), with interest on the outstanding Principal Amount at the rate of twelve percent (12%) per annum, running from the Issuance Date specified above until the Principal Amount and all accrued but unpaid Interest has been paid in full, whether upon an Interest Payment Date (as defined in Section 1 below) or the Maturity Date. This note (the “Note”) is issued pursuant to Section 1 of that certain letter agreement between the Company and the Holder dated as of [Date] (the “Loan Agreement”), and the representations, warranties, covenants and agreements set forth in the Loan Agreement are deemed incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings specified in the Loan Agreement.

1. Interest. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears to the holder of record of this Note on the anniversary of the Issuance Date and quarterly thereafter until this Note is repaid in full (each such date, an “Interest Payment Date”). If any Interest Payment Date would, except for the application of this sentence, falls on a day that is not a Business Day, the Interest Payment Date shall be deemed to fall on the next succeeding Business Day.

2. Default Interest. Upon the occurrence of any Event of Default as defined in Section 4.b(i) hereof, the Company shall pay, in addition to the amount specified in Section 1 hereof, default interest at the rate of 5 percent (5%) on the principal amount of the loan then due and outstanding, commencing from the date upon which the Event of Default occurs through and including the day upon which all amounts then due have been paid in full.

3. Prepayment. The Company may prepay the Principal Amount, in whole or in part, together with interest thereon, without penalty or make-whole payment, at any time, provided, however, that the Company shall not make any such prepayment prior to [date that is thirteen months from date of issuance].

4. Events of Default.

a. Upon the occurrence of any Event of Default as defined in paragraph b. hereof, the Holder may, by written notice to the Company, declare the outstanding Principal Amount of this Note, together with accrued interest thereon, to be due and payable, and the outstanding Principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Company.) The Company shall pay to the Holder upon demand any costs and expenses of the Holder (including, without limitation, reasonable attorneys’ fees) incurred in collecting any amounts due pursuant to this Section 4.a.

b. The following shall constitute an “Event of Default” for purposes of this Note:

(i) The Company fails to pay any amount due on this Note within 5 Business Days of the due date;

(ii) The Company fails to comply with or observe any material covenant or obligation under the Loan Agreement (including without limitation the obligation to issue the Shares and the Warrants upon fulfillment of the Equity Condition) and such failure is not cured within five (5) days of the Company receiving written notice thereof from the Holder, unless the Lender has waived such default or granted any forbearance with respect thereto, in each case in writing;

(iii) The Company is default of any material obligation under any other agreement for the borrowing of money, subject to any provisions regarding notice or cure under such other agreement, unless the obligee shall have granted any waiver or forbearance with respect thereto;

(iv) Any representation or warranty of the Company given hereunder is materially untrue on the date as to which such representation or warranty is given;

(v) Following the satisfaction of the Equity Condition, the Company shall fail to make any filing required under the Securities Exchange Act of 1934 and the regulations promulgated thereunder, after giving effect to any extensions provided for therein;

(vi) The Company shall generally fail to pay its debts as they become due;

(vii) The Company, pursuant to Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), or (D) makes a general assignment for the benefit of its; and

(viii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company and such order or decree remains undismissed or unstayed for a period of sixty (60) days.

5.   Transfer. This Note may be not be offered, sold, assigned or transferred by the Holder without the written consent of the Company, and other than in compliance with applicable securities laws, provided, however, that the Holder may sell, assign or transfer the Note (in whole but not in part) upon written notice to the Company to any Family Member. For purposes of this Note, the term “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Holder, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.

6.   Security. This Note shall not be secured.

7.   Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

8.   Failure of Indulgence or Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.   Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 5.a. of the Loan Agreement.

10.   Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

11.   Governing Law; Jurisdiction; Jury Trial. This Note shall be construed and enforced in accordance with New York law. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute arising hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereto irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof at the address set forth in Section 5.a. of the Loan Agreement, or in the case of a transferee of any Note, at such address as is provided to the Company by such holder at the time of such transfer, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date specified above.

PRIMUS THERAPEUTICS, INC.

By: ____________________________
[ ]
[ ]

AMENDMENT NO. 1 AND ALLONGE TO PROMISSORY NOTE

THIS AMENDMENT NO. 1 AND ALLONGE TO PROMISSORY NOTE (the “Agreement”) is entered into as of this __ day of February, 2011, by and between PRIMUS THERAPEUTICS, INC., a Delaware corporation with offices at 23 Orchard Road, Suite 105, Skillman, NJ 08850 (the “Company”) and [_____________], with an address at [____________] (“Lender” and, with the Company, collectively the “Parties” and each a “Party”).

W I T N E S S E T H

WHEREAS the Company and Lender are parties to that certain Loan Agreement dated as of [________], 2010 (the “Loan Agreement”);

WHEREAS the obligations of the Company under the Loan Agreement are witnessed by a promissory note dated as of [________], 2010 (the “Note”); and

WHEREAS the Parties wish to amend the Note in the manner hereinafter provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 In General. Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

ARTICLE II
AMENDMENT AND ALLONGE

Section 2.1 Amendment. Clause (v) of Section 4.b of the Note is hereby amended to read as follows:

“(v)	Following the satisfaction of the Equity Condition, the Company’s independent registered public accounting firm shall issue an opinion questioning the ability of the Company to continue as a going concern;”

Section 2.2 Allonge. This Agreement shall constitute an allonge, and an original counterpart of this Agreement shall be attached to the original Note and made a part of thereof; provided, however, that the failure to attach an original counterpart of this Agreement to the Note shall not affect in any manner the validity, effectiveness or enforceability of this Agreement.

Section 2.3 Effective Date. This Agreement, and the amendment to the Note provided for in Section 2.2, shall for all purposes be deemed effective as between the Parties as of December 31, 2010.

Section 2.4 Remaining Terms Unchanged. Except as expressly set forth in this Agreement, the terms of each of the Transaction Documents shall remain unchanged, and all such Transaction Documents shall remain in full force and effect.

Section 2.5 Treatment as Transaction Document. The Note, as modified by this Agreement, shall be deemed a Transaction Document and all references in the Transaction Documents to the Note shall be deemed to refer to the Note as modified by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. In consideration of the agreement of Lender to enter into this Agreement, the Company hereby represents and warrants to Lender that, as of the date hereof:

(a) The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

(b) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized, and upon execution and delivery by the Parties this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or generally affecting, creditors' rights and remedies.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate the Certificate of Incorporation or by-laws of the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, New York law.

Section 4.2 Amendment, Waiver. This Agreement may not be amended, or any provision hereof waived, other than an agreement in writing signed by both Parties or, in the case of waiver, by the Party charged. No waiver of any breach of a representation, warranty, covenant or agreement set forth herein in a particular instance shall operate as a waiver of any other breach, or as waiver of any subsequent breach or breaches of the same or a different kind.

Section 4.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

PRIMUS THERAPEUTICS, INC.

By: ______________________
[Name]
[Title]

[LENDER]

By: ______________________
[Name]
[Title]